           As filed with the Securities and Exchange Commission on March 8, 2002
                                               Registration No. 333- ___________
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               Trex Company, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                        54-1910453
---------------------------------           ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


       160 Exeter Drive
     Winchester, Virginia                                22603-8605
---------------------------------------                  ----------
(Address of principal executive offices)                 (Zip Code)


             TREX COMPANY, INC. 1999 STOCK OPTION AND INCENTIVE PLAN
             -------------------------------------------------------
                            (Full title of the plan)


                               Anthony J. Cavanna
              Executive Vice President and Chief Financial Officer
                               Trex Company, Inc.
                                160 Exeter Drive
                           Winchester, Virginia 22603-8605
              ----------------------------------------------------
                     (Name and address of agent for service)

                                 (540) 542-6800
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Richard J. Parrino, Esq.
                             Hogan & Hartson L.L.P.
                              8300 Greensboro Drive
                             McLean, Virginia 22102
                                 (703) 610-6200

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
  Title of each class of                            Proposed                  Proposed
        securities             Amount to be     maximum offering          maximum aggregate            Amount of
     to be registered         registered (1)    price per share            offering price         registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,                900,000(2)          $21.35(3)                 $19,215,000(3)             $1,767.78
Par Value $.01
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the Trex Company, Inc. 1999 Stock Option and Incentive Plan, may become subject to such plan.

(2) Represents shares of Common Stock issuable pursuant to the Trex Company, Inc. 1999 Stock Option and Incentive Plan. Pursuant to Rule 429 under the Securities Act, 485,000 shares of Common Stock are being carried forward from Registration Statement No. 333-76847. A filing fee of $1,870.76 associated with 485,000 shares was previously paid in connection with the filing of Registration Statement No. 333-76847.

(3) Estimated pursuant to Rule 457(h)(1) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of the Common Stock on March 5, 2002, as reported by the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.*

     Item 2. Registrant Information and Employee Plan Annual Information.*

    *The documents containing the information specified in Part I will be sent or given to participants in the Trex Company, Inc. 1999 Stock Option and Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). According to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by Trex Company, Inc. (the "Company" or the "Registrant") with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated into this Registration Statement by reference:

     (a) the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, filed with the SEC on March 28, 2001, including the information incorporated by reference in the Form 10-K from the Registrant's definitive proxy statement for its 2001 annual meeting of stockholders, filed with the SEC on April 6, 2001;

     (b) the Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2001, filed with the SEC on May 15, 2001, for its fiscal quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and for its fiscal quarter ended September 30, 2001, filed with the SEC on November 14, 2001;

     (c) the Registrant's Current Reports on Form 8-K which were filed with the SEC on September 18, 2001 and March 6, 2002; and

     (d) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's registration statement on Form 8-A which was filed with the SEC on November 25, 1998, as amended as of March 24, 1999, including any amendments or reports filed for the purpose of updating such description.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents or reports.

     In addition, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.

     Not applicable. The Common Stock is registered under Section 12 of the Exchange Act.

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Delaware General Corporation Law. Trex Company, Inc. is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
(b) of Section 145, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Section 145(e) of the Delaware General Corporation Law states that any expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this subsection (e) of Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Certificate of Incorporation. Article XI of the Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Company's directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     By-Laws. The Amended and Restated By-Laws of the Company provide for the indemnification of the officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law. Article XII of such By-Laws provides that any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or a subsidiary or operating division thereof, or is or was serving at the specific request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     Insurance. The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

Exhibit No.                         Description of Exhibit
-----------                         ----------------------

     4.1 Trex Company, Inc. 1999 Stock Option and Incentive Plan. Filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-76847) and incorporated herein by reference.

    *4.2 Form of Non-Incentive Stock Option Agreement under Trex Company, Inc. 1999 Stock Option and Incentive Plan.

     4.3 Form of stock certificate representing the Common Stock. Filed as Exhibit 4.1 to amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-63287) and incorporated herein by reference.

    *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

   *23.1        Consent of Ernst & Young LLP, Independent Auditors.

   *23.2        Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

   *24.1 Power of Attorney (included on the signature page to this Registration Statement)

----------
*Filed herewith.

     Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on the 8th day of March 2002.

                                             Trex Company, Inc.



                                       By:   /s/ Robert G. Matheny
                                             -------------------------------
                                             Robert G. Matheny
                                             President
                                             (Duly Authorized Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Matheny and Anthony J. Cavanna, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                               Title                      Date
   ---------                               -----                      ----

   /s/  Robert G. Matheny            President (Principal        March 7, 2002
---------------------------------     Executive Officer),
       Robert G. Matheny                  Director

   /s/  Anthony J. Cavanna         Chief Financial Officer       March 7, 2002
---------------------------------   (Principal Financial and
        Anthony J. Cavanna           Principal Accounting
                                     Officer), Director

   /s/  Andrew U. Ferrari                Director                March 7, 2002
---------------------------------
        Andrew U. Ferrari

   /s/  Roger A. Wittenberg              Director                March 7, 2002
---------------------------------
        Roger A. Wittenberg

   /s/  William H. Martin, III           Director                March 7, 2002
---------------------------------
        William H. Martin, III

   /s/  William F. Andrews               Director                March 7, 2002
---------------------------------
        William F. Andrews

   /s/  Patricia B. Robinson             Director                March 7, 2002
---------------------------------
        Patricia B. Robinson

                                  EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------

    4.1        Trex Company, Inc. 1999 Stock Option and Incentive Plan. Filed as
               Exhibit 4.2 to the Company's Registration Statement on Form S-8 (No. 333-76847) and incorporated herein by reference.

   *4.2 Form of Non-Incentive Stock Option Agreement under Trex Company, Inc. 1999 Stock Option and Incentive Plan.

    4.3 Form of stock certificate representing the Common Stock. Filed as Exhibit 4.1 to amendment No. 2 to the Company's Registration Statement on Form S-1 (File No. 333-63287) and incorporated herein by reference.

   *5.1 Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Common Stock registered hereby.

  *23.1        Consent of Ernst & Young LLP, Independent Auditors.

  *23.2        Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1).

  *24.1 Power of Attorney (included on the signature page to this Registration Statement)

----------
*  Filed herewith.